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                                       EMPLOYEE
                               NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (the "Agreement") is made and entered into as of
               , 19   by and among                      ("Employee") and Coleman
Natural Products, Inc., a Delaware corporation, together with its parent and subsidiaries (collectively called the "Company").

                                       RECITALS

A. WHEREAS, the Company is devoted to the design and development, manufacture and marketing of meat, meat products, animal raising verification practices and other products and services relating thereto or growing out of such; and

B.  WHEREAS, Employee has been employed by the Company; and

C. WHEREAS, Employee agrees that the purpose of his employment would be hindered by the disclosure by Employee of any Confidential Information or Inventions of the Company to any person outside of the Company; and

D. WHEREAS, the parties accordingly desire to enter into this Agreement and to reduce their full agreement and understanding to writing.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, together with the mutual covenants contained herein, it is agreed as follows:

1. CONFIDENTIAL INFORMATION AND MATERIALS. Employee hereby agrees that all information, ideas and material, in tangible or intangible form, formerly, now or hereafter created, whether by or for the Company, which is not generally known to the public and which relates to the past, present or future businesses, customers, products, supplies, plans or technology of the Company, shall be deemed Confidential Information, whether or not such information, ideas or material have been formally marked or identified as confidential. Confidential Information shall further include material, ideas or information provided to the Company by a third party pursuant to an agreement to treat such information as confidential.

2. GENERAL KNOWLEDGE. Information publicly available or generally known within the industries or trades in which the Company competes is not considered Confidential Information.

3. NON-DISCLOSURE. During Employee's employment by the Company, Employee has had and will continue to have access to the Confidential Information and has occupied and will continue to occupy a position of trust and confidence with respect to the Confidential Information and the affairs and business of the Company. Employee agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information:

    3.1 NON-DISCLOSURE. Both during Employee's employment by the Company and after the Date of Termination (as defined in Section 9.1), Employee will not use, disclose or otherwise permit and will take all reasonable precautions to prevent any person or entity access to any of the Confidential Information other than as required in the performance of Employee's duties with the Company. Employee agrees that he has not previously used, disclosed or otherwise permitted access to the Confidential Information other than as required in the performance of his duties. Employee understands that he or she is not allowed to sell, license, market or otherwise exploit any products or services (including software in any form) which embody in whole or in part any Confidential Information.


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    3.2       PREVENT DISCLOSURE.  Employee has and will take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities.

    3.3 ABIDE BY THE COMPANY'S RESTRICTIONS. Employee has and will treat as confidential and proprietary any information or materials from outside the Company which the Company is obligated to treat as confidential or proprietary, in accordance with the Company's reasonable instructions to Employee.

    3.4 RETURN ALL MATERIALS. Upon the Date of Termination (as hereinafter defined), Employee will deliver to the Company all tangible materials embodying the Confidential Information, including without limitation any computer software, input sheets and descriptions, practice aids and practice aid materials (work sheets, schedules, tables, brochures, manuals, etc.), documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, human or machine-readable media and equipment and any other materials which in any way relate to the Confidential Information, to the businesses of the Company, to the representation of the Company, or to the clients, customers, suppliers, vendors, or similar contacts of the Company.
    Employee agrees not to retain any copies of any of the above materials.

4. IDEAS AND INVENTIONS. Employee agrees to assign to the Company all of Employee's right, title and interest in or to any and all ideas, concepts, know-how, techniques, processes, inventions, discoveries, developments, works of authorship, innovations and improvements ("Inventories") conceived or made by Employee, whether alone or with others, whether patentable or not, except those that the Employee developed entirely on Employee's own time without using the equipment, supplies, facilities, or trade secret information of the Company and which neither (a) relate at the time of conception or reduction to practice of the Invention to any of the businesses of the Company, or actual or demonstrably anticipated business of the Company, nor (b) result from any work performed by the Employee or any other employees of the Company for the Company. Employee agrees to promptly inform and disclose all Inventions to the Company in writing, and with respect to Inventions which Employee is required to assign to the Company hereunder, to provide all assistance reasonably requested by the Company in the preservation of its interests in the Inventions (such as by executing documents, testifying, etc.), such assistance to be provided at the Company's expense but without any additional compensation to the Employee.

5. RESERVED INVENTIONS. All ideas, concepts, know-how, techniques, processes, inventions, discoveries, developments, innovations and improvements which Employee made, conceived or acquired prior to Employee's employment by the Company, or which are excepted from this Agreement by the terms of Section 4, above, and all patents and patent applications relating thereto shall be excluded from this Agreement, unless Employee transfers or otherwise assigns such rights to the Company.

6. COPYRIGHTS. Employee agrees that any work prepared by Employee during the course of Employee's employment or engagement with the Company which is eligible for United States copyright protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires Copyright Convention shall be a "work made for hire." In the event any such work is deemed not to be a work made for hire, Employee hereby assigns all right, title and interest in and to the copyright in such work to the Company, and agrees to provide all assistance reasonably requested in the establishment, preservation and enforcement of its copyright in such work, such assistance to be provided at the Company's expense but without any additional compensation to Employee.

7. LIMITATION ON OUTSIDE ACTIVITIES. Until the Date of Termination, Employee agrees not to solely or jointly with others, undertake or join any planning for or organization of any business activity competitive with any of the businesses of the Company, engage in activities or render services similar or reasonably related to those in which the Company is engaged in (or plans to be engaged in) or otherwise take part in activities which could in any way jeopardize the competitive position of any of the businesses engaged in (or to be engaged in) by the Company.


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8.  FORMER EMPLOYMENT.  Employee acknowledges and agrees that he or she has not brought and will not bring with him or her or use in the performance of his or her responsibilities at the Company any materials or documents of any former employer which are not generally available to the public, unless Employee has obtained written authorization from such former employer for their possession and use. Employee also understands and agrees that, in his or her employment with the Company, Employee is not to breach any obligation of confidentiality or duty that Employee has to former employers, and agrees that Employee will fulfill all such obligations during his or her employment with the Company.

9.  MISCELLANEOUS.

    9.1 DATE OF TERMINATION. For purposes of this Agreement, "Date of Termination" shall mean the date the Employee is no longer employed by the Company.

    9.2 ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation, and any assignee of all or substantially all of the Company's businesses and properties, but, except as to any such successor or assignee, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by Employee.

    9.3 TERM. The term of this Agreement shall commence on the date hereof and continue until the Date of termination. Notwithstanding the foregoing, upon the expiration of such term, such obligations of Employee as shall, by the provisions of this Agreement, continue beyond such term, shall so continue after the expiration of the term.

    9.4 GOVERNING LAW. This Agreement is made under and shall be governed by the laws of the State of Colorado applicable to contracts made and to be performed entirely within Colorado.

    9.5 INTERPRETATION. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject in any jurisdiction, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law in such jurisdiction as it shall then appear. This Agreement (including such contested clause, provision or term) shall remain in full force and effect in all other jurisdictions.

    9.6 REMEDIES FOR BREACH. Employee acknowledges that a remedy at law for any breach or threatened breach by Employee of the provisions of this Agreement would alone be inadequate and Employee therefore agrees that the Company shall be entitled to a preliminary restraining order and/or injunctive relief in case of any such breach or threatened breach. Notwithstanding any of the above, nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies either at law or in equity, for such breach or threatened breach, including the recovery of monetary damages from Employee.

    9.7 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against whom such amendment, supplement or waiver is sought to be enforced.


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    9.8       NON-WAIVER.  No delay or failure by the Company in exercising any right under this Agreement, and no partial or single exercise of that right, will constitute a waiver of that or any other right.

    9.9 INDEMNITY. Employee agrees to indemnify and hold the Company harmless from and against any and all damages, loss or expenses, including attorneys' fees, relating to any breach of the covenants set forth herein.

    9.10 NOTICES. Any notice required or permitted to be given hereunder shall be effective when received and shall be sufficient if in writing and if personally delivered or sent by prepaid cable, telex or registered air mail, return receipt requested, to the party to receive such notice at its address set forth at the end of this Agreement or at such other address as a party may by notice specify to the other.

    9.11 BINDING EFFECT. This Agreement shall be binding on the successors and assigns of the parties hereto.

    9.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which is an original but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


By:
   ---------------------------
Title:  President & C.E.O.


EMPLOYEE:


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(Signature)


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(Name Printed)


Address:
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